SCHEDULE 14A

(Rule 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 2)

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement ☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

Res-Care, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMENDMENT TO RES-CARE, INC.’S PROXY STATEMENT
     Res-Care, Inc. mailed its notice of annual meeting and proxy statement dated May 19, 2006 to shareholders. There are mathematical errors in the total compensation for Ronald G. Geary and for David W. Miles for 2005 on page 16, in the total value for the stock option grant of 225,000 shares to Mr. Geary in 2005 on page 17, and in the total value for the stock option grant of 10,000 shares to Mr. Miles in 2005. Res-Care amends its proxy statement as follows:
     On page 16 in the Summary Compensation Table, Mr. Geary’s total compensation for 2005 is $3,941,283 rather than $2,914,158. Mr. Miles’ total compensation for 2005 is $291,960 rather than $824,760.
     On page 17, in the Value of Stock Option Grants table, the total value for the 2005 stock option grant of 225,000 shares to Mr. Geary is $2,054,250 rather than $1,027,125.
     On page 18, in the Value of Stock Option Grants table, the total value for the 2005 stock option grant of 10,000 shares to Mr. Miles is $59,200 rather than $592,000.